Exhibit 23.1

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Power3 Medical Products, Inc. (the “Company”) dated February 28, 2011, of our report dated April 13, 2010, relating to the Company’s financial statements for the years ended December 31, 2009 and 2008, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

February 28, 2011